Exhibit 24.

POWER OF ATTORNEY

We, the undersigned directors of Questar Corporation, hereby severally constitute Keith O. Rattie and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2008 and any and all amendments to be filed with the Securities and Exchange commission by Questar Corporation, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2008 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature

Title

Date

/s/

Chairman of the Board,

02/10/09

Keith O. Rattie

President, and Chief Executive Officer

Director

/s/

Director

02/10/09

Phillips S. Baker, Jr.

/s/

Director

02/10/09

Teresa Beck

/s/

Director

02/10/09

R. D. Cash

/s/

Director

02/10/09

L. Richard Flury

/s/

Director

02/10/09

James A. Harmon

/s/

Director

02/10/09

Robert E. McKee III

/s/

Director

02/10/09

Gary G. Michael

/s/

Director

02/10/09

M. W. Scoggins

/s/

Director

02/10/09

Harris H. Simmons

/s/

Director

02/10/09

C. B. Stanley

/s/

Director

02/10/09

Bruce A. Williamson